Exhibit 99.1

Contacts:
RYAM Media	Ryan Houck	904-357-9134
RYAM Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Hires Joshua C. Hicks to Lead High Purity Cellulose Business

JACKSONVILLE, Fla. – Nov. 18, 2021 – Rayonier Advanced Materials (NYSE:RYAM) announced today that Joshua C. Hicks is joining the company as Senior Vice President, High Purity Cellulose to lead the High Purity Cellulose business.

Hicks brings nearly 20 years of business leadership experience in the chemical and advanced materials industries, most recently as Vice President, Global Industrial Solutions for Univar Solutions, a global chemical and ingredients distributor and provider of value-added services. In this role, he was responsible for a $1.3 billion global specialty chemicals and ingredients division. He previously worked for Nexeo Solutions, acquired by Univar in 2019, in various specialty chemical business unit leadership positions overseeing coatings and construction, personal care, and energy. Hicks began his career with Dow Chemical in various commercial and leadership roles of increasing responsibility across multiple business units.

“Joshua’s strategic business leadership experience and focus of working with customers and suppliers in a broad range of specialty chemicals industries will help us to maximize the value we deliver to our stockholders,” stated Paul Boynton, President and Chief Executive Officer of Rayonier Advanced Materials. “His commercial expertise along with his chemical industry background will help us grow our High Purity Cellulose business, as we continue to innovate and develop differentiated products with a focus on sustainable bioproducts.”

“I am honored and excited to join Rayonier Advanced Materials at this remarkable point in the company’s long history,” Hicks said. “With their global leadership position in High Purity Cellulose and growing demand for bio-based solutions, Rayonier Advanced Materials has a great future. I look forward to helping the company continue building value and driving growth for its stockholders, customers, and employees.”

Hicks has a Bachelor of Science degree in chemical engineering from Brigham Young University and an MBA from Rice University. He will be relocating to Jacksonville along with his family.

About Rayonier Advanced Materials
Rayonier Advanced Materials is a global leader of cellulose-based technologies, including high purity cellulose specialties, a natural polymer commonly found in filters, food, pharmaceuticals and other industrial applications. The Company also manufactures products for paper and packaging markets. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs just over 2,500 people and generates approximately $1.3 billion of revenues. More information is available at www.rayonieram.com.

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,”
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

“forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com